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                                                                    EXHIBIT 99.1


         REBUTTAL OF REBUTTABLE DETERMINATION OF CONTROL UNDER PART 574

I.       WHEREAS

         A. Gary R. Rhineheart, Edward L. Terry, Davis Terry, L.P. and EMT Properties, Inc. Profit Sharing Plan (the "Current Owners") are the beneficial owners of 33,000 shares of the common stock (the "Stock") of ebank Financial Services, Inc. ("EBANK"), 2410 Paces Ferry Road, Suite 190, Atlanta, GA 30339, which Shares represent less than one percent of a class of "voting stock" of EBANK as defined under the Acquisition of Control Regulations ("Regulations") of the Office of Thrift Supervision ("Office"), 12 CFR part 574 ("Voting Stock"); and Salt River Ranch, LLC ("Salt River," and together with the Current Owners, the "Purchasers") will lend money to Davis Terry, L.P. to facilitate its purchase of additional shares of EBANK;

         B. EBANK is the sole owner of ebank, a federal savings bank, ("the Bank"), and is a "savings association" within the meaning of the Regulations;

         C. The Purchasers seek to acquire additional shares of stock of EBANK ("Additional Shares"), such that the Purchasers' ownership thereof will exceed 10 percent of a class of Voting Stock but will not exceed 25 percent of a class of Voting Stock of EBANK; and the Purchasers will be one of the two largest shareholders of EBANK, which would constitute the acquisition of a "control factor" as defined in the Regulations ("Control Factor");

         D. The Purchasers do not seek to acquire the Additional Shares or Control Factor for the purpose or effect of changing the control of EBANK or in connection with or as a participant in any transaction having such purpose or effect;

         E. The Regulations require a company or a person who intends to hold 10 percent or more but not in excess of 25 percent of any class of Voting Stock of a savings association or holding company thereof and that also would possess any of the Control Factors specified in the Regulations, to file and obtain approval of an application ("Application") under the Savings and Loan Holding Company Act ("Holding Company Act"), 12 U.S.C. 1467a, or file and obtain clearance of a notice ("Notice") under the Change in Control Act ("Control Act"), 12 U.S.C. 1817(j), prior to acquiring such amount of stock and a Control Factor unless the rebuttable determination of control has been rebutted;

         F. Under the Regulations, the Purchasers would be determined to be in control, subject to rebuttal, of EBANK upon acquisition of the Additional Shares;

         G. The Purchasers have no intention to manage or control, directly or indirectly, EBANK;

         H. The Purchasers have filed on May 12, 2004 and amended on May 20, 2004, a written statement seeking to rebut the determination of control,



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attached hereto and incorporated by reference herein, (these submissions referred to as the "Rebuttal");

         I. In order to rebut the rebuttable determination of control, the Purchasers agree to offer this Agreement as evidence that the acquisition of the Additional Shares as proposed would not constitute an acquisition of control under the Regulations.


         II. The Office has determined, and hereby agrees, to act favorably on the Rebuttal, and in consideration of such a determination and agreement by the Office to act favorably on the Rebuttal, the Purchasers and any other existing, resulting or successor entities of the Purchasers agree with the Office that:

                  A. Unless the Purchasers shall have filed a Notice under the Control Act, or an Application under the Holding Company Act, as appropriate, and either shall have obtained approval of the Application or clearance of the Notice in accordance with the Regulations, the Purchasers will not, except as expressly permitted otherwise herein or pursuant to an amendment to this Rebuttal Agreement:

                           1. Seek or accept representation of more than one member of the board of directors of the Bank, EBANK, or any holding company thereof;

                           2. Have or seek to have any representative serve as the chairman of the board of directors, or chairman of an executive or similar committee of EBANK's or the Bank's board of directors or as president or chief executive officer of EBANK or the Bank;

                           3. Engage in any intercompany transaction with EBANK or EBANK's affiliates;

                           4. Propose a director in opposition to nominees proposed by the management of EBANK or the Bank for the board of directors of EBANK or the Bank, other than as permitted in paragraph A-1 of this Section II;

                           5. Solicit proxies or participate in any solicitation of proxies with respect to any matter presented to the stockholders of EBANK other than in support of, or in opposition to, a solicitation conducted on behalf of management of EBANK;

                           6. Do any of the following, except as necessary solely in connection with the Purchasers' or their representative's performance of duties as a member of EBANK's board of directors:

                                    (a)      Influence or attempt to influence
                           in any respect the loan and credit decisions or policies of EBANK or the Bank, the


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                           pricing of services, any personnel decisions, the
                           location of any offices, branching, the hours of operation or similar activities of EBANK or the Bank;

                                    (b)      Influence or attempt to influence
                           the dividend policies and practices of EBANK or the Bank or any decisions or policies of EBANK or the Bank as to the offering or exchange of any securities;

                                    (c)      Seek to amend, or otherwise take
                           action to change, the bylaws, articles of incorporation, or charter of EBANK, or the Bank;

                                    (d)      Exercise, or attempt to exercise,
                           directly or indirectly, control or a controlling influence over the management, policies or business operations of EBANK, or the Bank; or

                                    (e)      Seek or accept access to any
                           non-public information concerning EBANK, or the Bank.

                  B. The Purchasers are not a party to any agreement with EBANK, or the Bank;

                  C. The Purchasers shall not assist, aid or abet any of the Purchasers' affiliates or associates that are not parties to this Agreement to act, or act in concert with any person or company, in a manner which is inconsistent with the terms hereof or which constitutes an attempt to evade the requirements of this Agreement;

                  D. Any amendment to this Agreement shall only be proposed in connection with an amended rebuttal filed by the Purchasers with the Office for its determination;

                  E. Prior to acquisition of any additional shares of "Voting Stock" of EBANK as defined in the Regulations in excess of the Additional Shares, any required filing will be made by the Purchasers under the Control Act or the Holding Company Act and either approval of the acquisition under the Holding Company Act shall be obtained from the Office or any Notice filed under the Control Act shall be cleared in accordance with the Regulations;

                  F. At any time during which 10 percent or more of any class of Voting Stock of EBANK is owned or controlled by the Purchasers, no action which is inconsistent with the provisions of this Agreement shall be taken by the Purchasers until the Purchasers file and either obtain from the Office a favorable determination with respect to either an amended rebuttal, approval of an Application under the Holding Company Act, or clearance of a Notice under the Control Act, in accordance with the Regulations;


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                  G.       Where any amended rebuttal filed by the Purchasers is
         denied or disapproved, the Purchasers shall take no action which is inconsistent with the terms of this Agreement, except after either (1) reducing the amount of shares of Voting Stock of EBANK owned or controlled by the Purchasers to an amount under 10 percent of a class of Voting Stock, or immediately ceasing any other actions that give rise to a conclusive or rebuttable determination of control under the Regulations; or (2) filing a Notice under the Control Act, or an Application under the Holding Company Act, as appropriate, and either obtaining approval of the Application or clearance of the Notice, in accordance with the Regulations;

                  H. Where any Application or Notice filed by the Purchasers is disapproved, the Purchasers shall take no action which is inconsistent with the terms of this Agreement, except after reducing the amount of shares of Voting Stock of EBANK owned or controlled by the Purchasers to an amount under 10 percent of any class of Voting Stock, or immediately ceasing any other actions that give rise to a conclusive or rebuttable determination of control under the Regulations;

                  I. Should circumstances beyond the Purchasers' control result in the Purchasers being placed in a position to direct the management or policies of EBANK, then the Purchasers shall either (1) promptly file an Application under the Holding Company Act or a Notice under the Control Act, as appropriate, and take no affirmative steps to enlarge that control pending either a final determination with respect to the Application or Notice, or (2) promptly reduce the amount of shares of EBANK Voting Stock owned or controlled by the Purchasers to an amount under 10 percent of any class of Voting Stock or immediately cease any actions that give rise to a conclusive or rebuttable determination of control under the Regulations;

                  J. By entering into this Agreement and by offering it for reliance in reaching a decision on the request to rebut the presumption of control under the Regulations, as long as 10 percent or more of any class of Voting Stock of EBANK is owned or controlled, directly or indirectly, by the Purchasers, and the Purchasers possess any Control Factor as defined in the Regulations, the Purchasers will submit to the jurisdiction of the Regulations, including (1) the filing of an amended rebuttal or Application or Notice for any proposed action which is prohibited by this Agreement, and (2) the provisions relating to a penalty for any person who willfully violates or with reckless disregard for the safety or soundness of a savings association participates in a violation of the Holding Company Act and the Regulations thereunder, and any regulation or order issued by the Office;

                  K. Any violation of this Agreement shall be deemed to be a violation of the Holding Company Act or Control Act and the Regulations, and shall be subject to such remedies and procedures as are provided in the Holding Company Act or Control Act and the Regulations for a violation thereunder and in addition shall be subject to any such additional remedies and procedures as are provided under any other applicable statutes or regulations for a violation, willful or


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         otherwise, of any agreement entered into with the Office.


         III. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the Agreement among the parties thereto. It shall not be necessary that any one counterpart be signed by all of the parties hereto as long as each of the parties has signed at least one counterpart.


         IV. This Agreement shall be interpreted in a manner consistent with the provisions of the Rules and Regulations of the Office.


         V. This Agreement shall terminate upon (i) the approval by the Office of the Purchasers' Application under the Holding Company Act or clearance by the Office of the Purchasers' Notice under the Control Act to acquire EBANK, and consummation of the transaction as described in such Application or Notice,
(ii) in the disposition by the Purchasers of a sufficient number of shares of EBANK, or (iii) the taking of such other action that thereafter the Purchasers are not in control and would not be determined to be in control of EBANK under the Control Act, the Holding Company Act or the Regulations of the Office as in effect at that time.

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         VI.      IN WITNESS THEREOF, the parties thereto have executed this
Agreement by their duly authorized officer.


Dated:                                  By:
       ----------------------------        ------------------------------------
                                              Gary R. Rhineheart, as individual


Dated:                                  By:
       ----------------------------        ------------------------------------
                                              Edward L. Terry, as individual


Dated:                                  By: Davis Terry Management Company, LLC,
       ----------------------------     as General Partner of Davis Terry, L.P.
                                        By:
                                           -------------------------------- and
                                                   Edward L. Terry

                                        By:
                                           ------------------------------------
                                                   Elaine C. Terry


Dated:                                  By: EMT Properties, Inc., Profit Sharing
       ----------------------------         Plan


                                        By:
                                            ------------------------------------
                                            Edward L. Terry, as Managing Trustee


Dated:                                  By: Salt River Ranch, LLC
      -----------------------------     By:
                                            ------------------------------------



                                        OFFICE OF THRIFT SUPERVISION


Dated:                                  By:
       ----------------------------        ------------------------------------